SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

__   Preliminary Information Statement

__   Confidential,  for  use  of the  Commission  only  (as  permitted  by  Rule
     14c-6(d)(2))

X    Definitive Information Statement

                             GS ENVIROSERVICES, INC.
                (Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

__   No fee required

X    Fee computed on table below per Exchange Act Rules 14c-6(g) and 0-11


(1) Title of each class of securities to which transaction applies: Common Stock, $0.001 par value

(2)  Aggregate number of securities to which transaction applies: 32,573,578

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $0.1535

(4)  Proposed maximum aggregate value of transaction: $5,000,000

(5)  Total fee paid: $1,000


X    Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


To our Shareholders:


This Information Statement is furnished by the Board of Directors of GS EnviroServices, Inc., a Delaware corporation (the "Company"), to holders of record of the Company's common stock, $0.001 par value per share, at the close of business on May 16, 2008, in connection with the Asset and Stock Purchase Agreement (the "Purchase Agreement") by and among Triumvirate Environmental, Inc. ("Triumvirate") and the Company, Enviro Safe, Corp. (a/k/a Enviro-Safe Corporation ("Enviro-Safe") and Enviro-Safe Corporation (NE) ("Enviro-Safe
(NE)") and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The Company's Board of Directors has approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement (the "Transaction"), and has recommended that the Company's shareholders approve the Purchase Agreement and the Transaction. The approval of the Purchase Agreement by the Company's shareholders required the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of the Company's common stock. We received the required shareholder approval on April 30, 2008, when James F. Green, who on that date owned or had had the right to vote 22,968,540 shares representing approximately 70.5% of the total voting power of the
outstanding   shares  of  the  Company's  common  stock,   delivered  a  written
shareholder consent approving the Purchase Agreement and the Transaction. Because no further shareholder action is required, the Company has not and will not be soliciting your approval of the Purchase Agreement and the Transactions, and does not intend to call a shareholders meeting for purposes of voting on the Transaction.

This Information Statement will serve as the notice required under Section 228 of the Delaware General Corporation Law.

Closing of the Transaction is subject to several conditions, including completion of satisfactory due diligence by Triumvirate, receipt of all regulatory approvals needed to transfer certain permits, receipt of certain third party consents and the satisfaction of certain liabilities by the Company. These conditions are discussed in greater detail in this Information Statement in the section titled "Description of the Transaction." In addition, the Transaction approved by the Company's shareholders will not become effective until at least 20 days after the initial mailing of this Information Statement to all shareholders.

     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                By Order of the Board of Directors:

                                James F. Green
                                Chief Executive Officer

                     This information statement is dated May
                       16, 2008 and is first being sent to
              the Company's shareholders on or about May 16, 2008.

                       SCHEDULE 14C INFORMATION STATEMENT

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of GS EnviroServices, Inc., a Delaware corporation, which we refer to herein as "GSEN," "Company," "we," "our" or "us."

On April 30, 2008, the record date for determining the identity of shareholders who are entitled to receive this Information Statement, 32,573,578 shares of our common stock were issued and outstanding. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

General Information

Triumvirate Environmental, Inc. ("Triumvirate") is a full-service environmental management firm headquartered in eastern Massachusetts, serving the environmental and hazardous waste needs of clients throughout the northeast in the areas of life sciences, education, healthcare, industrial and utilities. Triumvirate's corporate headquarters is at 61 Inner Belt Road, Sommerville, MA 02143. Triumvirate's telephone number is 1-800-966-9282.

The Company entered into the Purchase Agreement with Triumvirate on March 31, 2008. The Purchase Agreement provides that after satisfaction of certain specified conditions, the Company will sell substantially all of its assets to Triumvirate. Specifically, the assets to be sold are substantially all of the assets of Enviro-Safe and the capital stock of Enviro-Safe (NE). At the same time Triumvirate will assume responsibility for certain designated liabilities of Enviro-Safe, including its trade payables, its accrued expenses, and certain identified executory contracts.

The shareholder approval was granted by written consent, in lieu of a special meeting of the shareholders. The controlling shareholder has not consented to or considered any other corporate action. The shareholder's approval of the transactions contemplated by the Purchase Agreement was granted in each case subject to the filing of an Information Statement with the Securities and Exchange Commission and delivery of notice to the other shareholders of the Company.

Because a shareholder holding a majority of the voting power of our outstanding common stock at the record date has voted in favor of the sale, and has sufficient voting power to approve the transaction through his ownership of common stock, no other shareholder consents will be solicited in connection with this Information Statement. The actions contemplated herein will not be effected until at least 20 days after the mailing date of this Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           SUMMARY OF THE TRANSACTION

This Summary of the Transaction describes the most important terms of the Purchase Agreement. The complete text of the Purchase Agreement is available on the EDGAR Website maintained by the Securities and Exchange Commission, where it is filed as an exhibit to the Current Report on Form 8-K that was filed by the Company on April 4, 2008. In addition, a copy will be mailed to any shareholder who requests one by writing to the Company's Chief Financial Officer at the Company's executive offices.

Principal Terms of the Transaction and Purchase Agreement

     o The Company will sell substantially all of its assets to Triumvirate. Specifically, the assets to be sold are substantially all of the assets of Enviro-Safe and the capital stock of Enviro-Safe (NE). Enviro-Safe and Enviro-Safe(NE) are the Company's two operating subsidiaries, and are wholly-owned.

     o    Triumvirate  will  assume   responsibility   for  certain   designated
          liabilities of Enviro-Safe, including its trade payables, its accrued expenses, and certain identified executory contracts.

     o The purchase price for the assets will be $5,000,000, to be paid in cash on the closing date. In addition, approximately 120 days after the closing, Triumvirate will pay the Company an amount equal to the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date. The purchase price will be applied first to the following purposes: to satisfy the Company's liabilities to YA Global Investments, to fund the repurchase of stock from GreenShift Corporation by making payments to YA Global Investments on
          GreenShift's behalf, to satisfy the Company's liabilities to TD Banknorth and to the holders of its outstanding debentures (including a $200,000 debenture held by James F. Green, the Company's CEO and sole director), and to satisfy all tax liabilities. The Company will also pay $200,000 to YA Global Investments to redeem 2,000,000 shares and to secure its consent to an extension of the deadline for prepayment of the Company's obligations to YA Global Investments. The net amount of the purchase price will be paid to the Company directly.

Reduction in Outstanding Shares

     o In connection with the signing of the Purchase Agreement, James F. Green, the Company's President, agreed with the Company to rescind the transaction in February 2008 in which the Company sold 4,366,667 shares of its common stock to Mr. Green for $200,000. In addition, the satisfaction of the Company's debt to YA Global Investments will result in the cancellation of 10,633,333 shares of the Company's common stock, and the payment to YA Global Investments of an additional $200,000 will result in the cancellation of an additional 2,000,000 shares. The result of these transactions will be to reduce the number of outstanding shares to 15,573,578.

Anticipated Effect of the Transaction on the Company

     o Management estimates that the amount paid by Triumvirate to the Company (including the net working capital adjustment) will be approximately $1,500,000, after payment of the indebtedness, taxes and other obligations described above. Management also estimates that the Company will have approximately $150,000 in liabilities remaining after the closing, which may increase or decrease depending on the results of operations prior to the closing date. o Management intends to declare a dividend to the shareholders from the proceeds of the sale. No assurance can be given, however, as to the amount or timing of the dividend. o Management intends to retain approximately $250,000 from the sale proceeds to pay tax liabilities relating to the sale and to serve as working capital while management develops and implements a new business plan for the Company. At this time, the nature of the new business has not been determined.

Reasons for the Transaction

     o The net proceeds of the sale are estimated to be approximately $.09 per share of GSEN common stock remaining after the Transaction (including the redemption of certain shares). The current market price of GSEN common stock is less than $.05 per share, and the closing price has exceeded $.09 on only three trading days in 2008 (although it traded as high as $.16 during the 4th quarter of 2007). The Company presently anticipates that the net available proceeds of the sale to Triumvirate will enable the Company to pay its shareholders a dividend that would exceeds the current market value of the Company's shares.

     o The Company has been unable to secure the financing necessary to expand its current operations. Potential sources of financing have been deterred by the large amount of convertible debt that the Company has issued to YA Global Investments and others. The proceeds from the sale to Triumvirate will be used, in part, to eliminate all of that convertible debt.

     o Following the closing of the Purchase Agreement, we expect to remain a public company, listed on the OTC Bulletin Board, with working capital and with debt currently estimated to be only $150,000. This situation will enable the Company to initiate new business operations without the burden of debt from past operations.

Approval of the Transaction and the Purchase Agreement by the Board and Shareholders

     o James F. Green, who is the sole member of the Board of Directors, approved the Purchase Agreement and the Transaction in that capacity. Mr. Green did not receive a fairness opinion in connection with the Transaction. Instead he evaluated the Transaction in light of the financial condition of the Company, its operating history, and the specific factors identified above as "Reasons for the Transaction."

     o Delaware law requires that the Transaction be approved by shareholders owning at least a majority of the outstanding shares of the Company's voting stock. Mr. Green owns, or has proxies to vote, shares representing a majority of the outstanding common stock. Mr. Green approved the Purchase Agreement and the Transaction in that capacity as well.

Interest of Management in the Transaction

     o Included among the Company liabilities that will be satisfied from the proceeds of the sale are a $200,000 convertible debenture held by James F. Green, our sole director and CEO, and a $100,000 convertible debenture held by Doris Christiani, our CFO. Another $200,000 in debentures that will be redeemed are held by officers of our subsidiaries. The terms of the debentures require that the Company pay a 20% premium upon redemption of the debentures.

     o At the time of the closing, Triumvirate will enter into a four year employment and non-competition agreement with James F. Green. The agreement will provide for payment of $200,000 per year for part-time services as an advisor to the Chief Executive Officer of Triumvirate. Mr. Green is required to make himself available as needed by the Triumvirate CEO.

Appraisal Rights

     o Holders of the Company's common stock are not entitled to any appraisal rights with respect to this transaction.



                         DESCRIPTION OF THE TRANSACTION

Terms of the Sale

Purchase Price

In accordance with the terms of the Purchase Agreement, Triumvirate will acquire substantially all of the assets of Environ-Safe and the capital stock of Enviro-Safe (NE) for a maximum aggregate purchase price of $5,000,000 payable in cash on the closing date. In addition, approximately 120 days after the closing, Triumvirate will pay to the Company an amount equal to the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date, less the amount of any claims or adjustments, as provided for in the Purchase Agreement. It is a condition to closing of the Transactions that the net working capital be no less than $500,000.

Closing Date

The closing will occur after all conditions stated in the Purchase Agreement have been satisfied or waived. The conditions include:

     o Satisfactory review of disclosure schedules and completion of due diligence by Triumvirate.

     o That YA Global Investments grants an extension of the May 10, 2008 deadline set forth in its letter agreement with the Company, which provides that if the Company redeems 6,266,667 of its outstanding shares by payment of $1,000,000 to YA Global Investments on or before May 10, 2008 and repays in full the debenture held by YA Global Investments by such date, then the Company's $1.5 million limited guaranty of certain third party indebtedness to YA Global Investments will be cancelled without further payment. The Company has obtained such an extension on the condition that the Company pay $200,000 to YA Global Investments to repurchase 2,000,000 shares of GSEN common stock.

     o That the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date shall be no less than $500,000.

     o That James F. Green, Chairman of the Company, enter into a four-year employment and non-competition agreement with Triumvirate providing for annual compensation of $200,000.


Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by the Company, Enviro-Safe and Enviro-Safe (NE), including representations and warranties regarding:

     o    Due organization, good standing and corporate power and authority;
     o    Capitalization of Enviro-Safe (NE);
     o Corporate power and authority to enter into the Purchase Agreement and lack of conflicts with corporate governance documents, contracts or laws;
     o    Timely  and  complete   filings  with  the   Securities  and  Exchange
          Commission, as required;
     o    Ownership of equity interest in Enviro-Safe (NE);
     o    Ownership interest of assets in Enviro-Safe;
     o    Compliance with laws, including environmental regulations; and
     o    Status of all permits necessary for the Company's operations.

All representations and warranties made by the Company, Enviro-Safe and Enviro-Safe (NE) are required to remain true and correct on the closing date, and shall survive until the one year anniversary of the closing date, except that the representations and warranties regarding the equity interest and assets to be purchase by Triumvirate, the authority of the Company, Enviro-Safe and Enviro-Safe (NE) to enter into the transaction, and the payment of taxes will survive the closing date until 30 days after the expiration of the applicable statute of limitations.

Covenants

Until the closing date, the Company, Enviro-Safe and Enviro-Safe (NE) shall operate each business as a going concern consistent with prior practice and in the ordinary course of business. Unless agreed in writing by Triumvirate, each of the Company, Enviro-Safe and Enviro-Safe (NE) has agreed to not engage in certain business activities including:

     o    entering into or amending employment agreements;
     o purchasing real estate, assets or any interest therein other than in the ordinary course of business;
     o    merging or consolidating with any person or entity;
     o purchasing substantially all of the assets, or acquiring securities of any person or entity;
     o selling, leasing or transferring any of its assets in excess of $50,000 unless in the ordinary course of business;
     o    incurring any long term debt;
     o    granting security interest in any of its assets;
     o    changing its accounting practices and procedures;
     o    transferring   any  assets  to  the   Company,   its   affiliates   or
          subsidiaries;
     o agreeing to material changes or altering the terms and conditions of any Necessary Permits (as defined in the Purchase Agreement);
     o    transferring customer accounts to third party; or
     o abandoning any business which will result in an material adverse effect.

Following the closing date, the Company has agreed to pay, perform and fully discharge all of the Retained Liabilities (as defined in the Purchase Agreement) as they come due.

For a period of three years following the closing date, the Company and Enviro-Safe agree (i) not to solicit any of the officers, directors, executives or employees of either Enviro-Safe or Enviro-Safe (NE) for employment, (ii) not to solicit the customers of Enviro-Safe (NE) or interfere with the business relationship between Triumvirate and Enviro-Safe (NE) and (iii) not to engage in any business which is competitive with Triumvirate and its affiliates in New York or New England. Enviro-Safe also agreed to change its name to a name which does not contain "Enviro-Safe."

The Company and Enviro-Safe will be responsible for any notice required under or liability associated with the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss.ss.2101-2109), COBRA group health plan continuation coverage (29 U.S.C. ss.ss. 601-608 and 26 U.S.C. ss.4980B) and any applicable state or local plant closing, mass layoff, relocation, or severance, or continuation coverage laws associated with the employees of the Company which takes place or arises on or before the Closing Date.


The Company agreed to file all federal and state income and excise tax returns due for the Company, Enviro-Safe and Enviro-Safe (NE) for the calendar year ended December 31, 2007, and pay all taxes shown as due thereon, not later than April 30, 2008, as well as to satisfy all subsequent tax obligations.

Termination

The Purchase Agreement may be terminated prior to the closing date by mutual consent of all parties to the agreement or by court order. In addition either the Company or Triumvirate may terminate the Purchase Agreement if the other party (i) does not fulfill the conditions to closing set forth in the Purchase Agreement, (ii) is in default or breach of the Purchase Agreement and the default or breach is not cured within ten days after notice or (iii) provided any representation and warranty which is false or misleading. Either party may also terminate the Agreement if the closing does not occur by July 31, 2008.


If the Purchase Agreement is terminated, all further obligations of the parties shall terminate; provided, however, that the breaching party shall not be relieved of any obligation or liability arising from any inaccuracy in, or prior breach by such party of, any representation, warranty, covenant or other provision of the Purchase Agreement.

Indemnification

The Company and Enviro-Safe have agreed to hold Triumvirate harmless from all liabilities resulting from (i) any misrepresentation or breach of a representation or warranty by the Company, Enviro-Safe and Enviro-Safe (NE),
(ii) any breach or  nonfulfillment  by the Company,  Enviro-Safe and Enviro-Safe
(NE) of any of their agreements or covenants set forth in the Purchase Agreement or in any related documents to which any of them is a party; (iii) any pending legal proceeding to which the Company, Enviro-Safe or Enviro-Safe (NE) is a party; (iv) any of the Retained Assets or Retained Liabilities (as defined in the Purchase Agreement); (v) fraud or intentional misrepresentation on the part of the Company, Enviro-Safe or Enviro-Safe (NE) (vi) any failure of the Company, Enviro-Safe or Enviro-Safe (NE) to have complied with any applicable bulk sales law, state tax law, tax lien waiver or similar statutes or regulations in connection with the Purchase Agreement or the transactions contemplated therein;
(vii) any liabilities or obligations of the Company; (viii) any federal or state fraudulent transfer statutes; or (ix) any liabilities of Enviro-Safe (NE) for Inter-Company Accounts (as defined in the Purchase Agreement) or any other liabilities not reflected on the Closing Balance Sheet of Enviro-Safe (NE) (as defined in the Purchase Agreement); and (x) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

Material Tax Consequences

The tax consequences to the Company as a result of the Transaction are not expected to be material. There will be no tax consequences to the Company's shareholders as a direct result of the Transaction. The dividend that the Company intends to pay to its shareholders after the closing will, however, be taxable to the shareholders to the extent of the Company's accumulated earnings and profits or its earnings and profits for the current year.

Investment Banking Fees

The Company is not obligated to pay any fees for investment banking services in connection with this transaction.

                   PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

In the past two years, there have been no material transactions contemplated or consummated between the Company or any affiliate of the Company and Triumvirate, other than the Transaction described herein.

                   DESCRIPTION OF THE BUSINESS OF THE COMPANY

GS   EnviroServices   Inc.  owns  the  following  two  operating   subsidiaries:
Enviro-Safe and Enviro-Safe (NE) (f/k/a Jones Environmental Services (NE), Inc.), hereinafter referred to collectively as Enviro-Safe." These companies are environmental management companies providing a variety of services to a broad client base in both the private and public sectors. We conduct business throughout the northeastern region of the United States through two major divisions - Transportation and Disposal Services and Field Services. Services provided by each division include:

     o    Transportation  and Disposal Services - transportation,  distribution,
          recycling  and  disposal   services  specific  to  the  materials  and
          processes of our clients, for a wide range of industrial wastes.

     o Field Services - remedial, industrial cleaning and other related services for our clients at their sites and facilities.

As of December 31, 2007 we operated out of six service centers: our Treatment, Storage, and Disposal Facility (TSDF) in Lowell, Massachusetts; management of a recycling permit for the recycling of on-specification of oil and water in Raynham, Massachusetts, our field service operation centers in Sandwich, Massachusetts, Smithfield, Rhode Island and Plainville, Connecticut; our engineering and consulting center in Milford, Massachusetts; and our technical services center also located in Plainville, Connecticut.

Enviro-Safe is one of the leading providers of safe, environmentally sound hazardous waste management services in New England. Quality field personnel and flexible service are the reasons for the growth of Enviro-Safe. We now deliver the following full range of services:

     o FACILITIES. We operate a facility where we collect, temporarily store and transport the waste to final recycling, treatment or disposal destinations. This facility is one of only ten similar RCRA Part B permitted facilities located in New England. A RCRA Part B permit is required for any facility which accepts hazardous waste for treatment storage or disposal and is commonly referred to as treatment storage and disposal facility (TSDF). All RCRA TSDF's are required to comply with stringent regulations to ensure protection of health, safety, and the environment. The material collected at the TSDF is disposed of at third party incineration, landfill or wastewater treatment facilities. Waste types processed or transferred in drums or bulk quantities include:

          o    Flammables, combustibles and other organics;
          o    Acids and caustics;
          o    Cyanides and sulfides;
          o    Items   containing   PCBs,  such  as  utility   transformers  and
               electrical light ballasts;
          o    Solids and sludge;
          o    Other regulated wastes; and
          o    Non-hazardous industrial waste.

     o ENERGY MANAGEMENT SERVICES. Enviro-Safe recently signed a management agreement with Olson's Greenhouses, Inc. located in Raynham, MA. Olson's operates 225,000 square feet of greenhouses, 60 (sixty) acres of outdoor production and has a Class A Recycling Permit for the recycling of one million gallons per year of on-specification of oil and water. Enviro-Safe has a ground lease at the Raynham location where it has located equipment used to process the oily wastes. Oil and Oil/water is shipped to the Raynham location for processing. The recycled oil is then sold to Olson's Greenhouses where it is used to heat the Greenhouses.

     o LAB PACK SERVICES. Enviro-Safe provides all the resources necessary to safely package, remove and dispose of aged chemical inventories, expired, surplus or waste chemicals, reactives, and laboratory waste. Enviro-Safe personnel identify and classify different wastes and prepare a custom waste management program to meet the needs of its clients. Enviro-Safe's highly qualified and degreed chemists will process all waste according to DOT, EPA, and disposal facility requirements. Acceptable waste is shipped to our Part-B permitted TSDF facility in Lowell, MA. After processing, the waste is transported for final disposal and/or treatment to an Enviro-Safe approved hazardous waste facility.

     o HOUSEHOLD HAZARDOUS WASTE. Enviro-Safe is one of New England's largest organizations committed to effective management of household hazardous wastes. Enviro-Safe performed over 150 collection programs over the past four years and currently operates three permanent collection centers in New England. Enviro-Safe's program emphasizes working with communities to design a program that will meet individual needs. Our project managers visit each site to ensure that the site is set up in the safest and most efficient design possible. Traffic flow patterns are developed to decrease waiting time for participants. Enviro-Safe's program focuses on providing cost effective, safe and efficient collection programs. Waste is consolidated to reduce the number of drums for disposal.

     o REMEDIATION SERVICES. Enviro-Safe Field Services offers comprehensive environmental contracting services to a wide variety of clients within the commercial, industrial, engineering and municipal markets. Our key senior staff is able to provide accurate and reliable information to our clients from the design phase of a project through completion. Enviro-Safe's expertise in Field Services enables us to formulate cost-effective solutions for our clients while completing projects safely and compliantly. Our services include:

          o    Remediation Construction;
          o    PCB Management & Disposal;
          o    Petroleum Equipment Construction; and
          o    Environmental Construction.
          o    Emergency response;
          o    Tank cleaning and removal; and
          o    Vacuum truck services.


     o ENGINEERING AND CONSULTING SERVICES. Enviro-Safe provides a range of engineering and consulting services in compliance with federal and state waste site cleanup laws and regulations. Our licensed, experienced engineers and technicians provide a variety of services to our clients including:

          o    Site Assessment;
          o    Soil and Groundwater Remediation ;
          o    LSP Services;
          o    Phase I and II Site Assessments;
          o    Environmental remediation; and
          o    Asbestos abatement.


                         FINANCIAL AND OTHER INFORMATION

Our audited financial statements for the year ended December 31, 2007 are included in this Information Statement as Appendix A. A pro forma balance sheet, included as Appendix B to this Information Statement, shows the effect that the transaction (and resulting satisfaction of the Company's debts and redemption of shares) would have had on the Company's balance sheet on December 31, 2007 if the closing and debt payments had occurred on that date.

                           MARKET FOR THE COMMON STOCK

Our Common Stock trades on the OTC Bulletin Board" under the symbol "GSEN." The following table sets forth, for the periods indicated, the range of high and low closing bid prices for our Common Stock as reported by the National Association of Securities Dealers composite. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

---------------------------------------- -------------------------------------- --------------------
Period                                                    High                                   Low
---------------------------------------- -------------------------------------- --------------------
2008 Second Quarter (to May 9 2008)                     0.09                                  0.03
2008 First Quarter                                      0.10                                  0.05

2007 Fourth Quarter                                     0.16                                  0.05
2007 Third Quarter                                      0.18                                  0.07
2007 Second Quarter                                     0.30                                  0.08
2007 First Quarter                                      0.45                                  0.10

2006 Fourth Quarter                                     0.75                                  0.05
2006 Third Quarter                                      0.70                                  0.10
2006 Second Quarter                                     0.79                                  0.22
2006 First Quarter                                      1.00                                  0.25

Number of Holders of Record as of May 12, 2008:  96

The number of holders does not give effect to beneficial ownership of shares held in the street name of stock brokerage houses or clearing agents and does not necessarily reflect the actual ownership of the shares.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock owned by each person who, as of the Record Date, owned beneficially more than 5% of the outstanding common stock, as well as the ownership of such shares by the sole member of GS EnviroServices' Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address                     Amount and Nature of         Percentage
of Beneficial Owner               Beneficial Ownership(1)           of Class
-------------------               -----------------------          ---------
James F. Green                           22,968,540(2)(3)              70.5%
14B Jan Sebastian Drive
Sandwich, MA 02563

All officers and directors as            23,968,540(2)(3)              73.6%
a group (2 persons)

GreenShift Corporation                      10,633,333(2)              32.6%
One Penn Plaza, Suite 1612
New York, NY 10119

YA Global Investments, LP                    2,000,000(4)               6.1%
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
------------------------------

(1)  Ownership is of record and beneficial unless otherwise noted.
(2) Includes 10,633,333 shares owned of record by GreenShift Corporation. GreenShift Corporation has given a proxy to the Board of Directors of GS EnviroServices, Inc. to vote the shares in GreenShift's name at any meeting of shareholders or by written consent. James F. Green is the sole member of the Board of Directors of GS EnviroServices, Inc. Upon the closing of the Transaction, these shares will be delivered to the Company for cancellation.
(3) Includes 4,366,667 shares that Mr. Green purchased from the Company in February 2008 for $200,000. The transaction will be rescinded prior to the Closing, and the shares will be cancelled.
(4) YA Global Investments, LP has entered into an agreement with the Company, pursuant to which YA Global Investments will surrender its shares to the Company for cancellation upon payment of $200,000 at the closing of the Transactions.

                        NO DISSENTER'S RIGHT OF APPRAISAL

The shareholders of the Company do not have right to dissent or seek appraisal of their shares of common stock in conjunction with the matters discussed in this information statement.

                             ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-(800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding the Company are available. The Securities and Exchange Commission allows us to "incorporate by reference" information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission (Exchange Act filing number 000-33513):

     * The Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 14, 2008;

     * The Company's Current Reports on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on February 1, 2008, February 11, 2008, March 11, 2008 and April 4, 2008.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed Information Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

You can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Information Statement.

Stockholders   may  obtain   documents   incorporated  by  reference  into  this
Information Statement, free of charge, by requesting them in writing from the Company's Chief Financial Officer at this address:

                             GS EnviroServices, Inc.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563

We are the source of all information contained in or incorporated by reference into this Information Statement with respect to the Company. You should rely only on the information contained in or incorporated by reference into this Information Statement. We have not authorized any person to provide you with any information that is different from what is contained in this Information Statement. This Information Statement is dated May 16, 2008. You should not assume that the information contained in this Information Statement is accurate as of any date other than such date, and the mailing to you of this Information Statement will not create any implication to the contrary.

                                            GS ENVIROSERVICES, INC.

Dated: May 16, 2008                         James F. Green, CEO and President

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS





                                   APPENDIX A:

             Audited Financial Statements of GS EnviroServices, Inc.
                                     for the
                          Year ended December 31, 2007

                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2007

ASSETS:                                                              12/31/07
                                                                   ------------
Current assets:
   Cash .........................................................   $   241,572
   Accounts receivable, net .....................................     2,556,696
   Loan due from affiliate ......................................       351,480
   Deferred taxes ...............................................        79,647
   Prepaid expenses and other current assets ....................        59,432
                                                                    -----------
       Total current assets .....................................     3,288,827

Property and equipment, net .....................................     1,443,292

Other Assets:
   Deposits .....................................................       119,156
   Permits, net .................................................       167,410
   Other Assets .................................................        97,222
   Deferred taxes ...............................................        11,256
   Goodwill, net ................................................     4,431,319
                                                                    -----------
       Total other assets .......................................     4,826,363
                                                                    -----------

TOTAL ASSETS ....................................................   $ 9,558,482
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable .............................................   $ 1,831,988
   Accrued expenses .............................................       387,510
   Accrued stock based compensation .............................       286,000
   Income tax payable ...........................................        69,788
   Line of credit ...............................................       747,341
   Current maturities of long-term debt .........................       179,936
                                                                    -----------
       Total current liabilities ................................     3,502,563
                                                                    -----------

Long Term Debt, net of current
   Long-term debt, net of current maturities ....................       306,003
                                                                    -----------
       Total long term liabilities ..............................       306,003
                                                                    -----------

       Total liabilities: .......................................     3,808,566
                                                                    -----------

Stockholders' equity:
   Common stock, $.001 par value, 100,000,000 shares authorized
   26,185,000 shares issued and outstanding .....................        26,185
   Additional paid-in capital ...................................     6,631,611
   Retained deficit .............................................      (918,061)
   Accumulated other comprehensive income .......................        10,181
                                                                    -----------
       Total stockholders' equity ...............................     5,749,916
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $ 9,558,482
                                                                    ===========

            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.


                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                    12/31/07                 12/31/06
                                                -------------------------------------
Revenues

Revenue .....................................   $ 15,253,645             $ 13,919,838
Revenue with affiliates .....................         32,419                     --
                                                ------------             ------------
 Total Revenues .............................     15,286,064               13,919,838
                                                ------------             ------------

Cost of revenues ............................     10,962,181               10,265,914
                                                ------------             ------------
     Gross profit ...........................      4,323,883                3,653,924
                                                ------------             ------------

Operating Expenses:
 Selling Expenses ...........................      1,319,714                1,136,593
 Stock based compensation ...................        377,208                  150,000
     General and administrative .............      2,490,663                2,603,143
                                                ------------             ------------
 Total  operating Expenses ..................     4,187,585                3,889,736
                                                ------------             ------------
Operating income (loss) .....................        136,298                 (235,812)
                                                ------------             ------------

Other income (expense)
Other income and expense ....................           --                      2,774
     Interest income - affiliate ............          1,480                     --
Interest expense - affiliate ................        (30,612)                 (23,690)
Gain/loss on equipment disposal .............         20,245                  (30,688)
Amortization of debt discount ...............           --                   (101,423)
Change in value of derivative instruments ...           --                    101,423
Interest expense - line of credit ...........        (21,661)                    --
     Interest Expense .......................        (45,847)                 (42,028)
                                                ------------             ------------
    Total other income (expense), net .......        (76,395)                 (93,632)
                                                ------------             ------------
Income/loss before provision for income taxes         59,903                 (329,444)
Provision for (benefit from) income tax, net          (4,940)                 136,743
                                                ------------             ------------
Net income/loss .............................   $     64,843             $   (466,187)
                                                ============             ============
Earnings (loss) per share
   Basic ....................................   $       --               $      (0.08)
Diluted .....................................   $       --               $       --

Weighted average shares outstanding
  Basic .....................................     21,195,959                6,185,000
   Diluted ..................................     22,971,586                     --

            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.



                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                                     Common Stock     Common    Additional  Deferred   Accumulated  Accumulated
                                       Shares         Stock      Paid-in   Stock Based   Earnings/     Other           Total Amount
                                                      Amount     Capital   Compensation   Deficit   ComprehensiveIncome
                                     --------------------------------------------------------------------------------------------
Balance January 1, 2005               100,000,000   $  100,000  $ 632,532   $(150,000)  $(1,094,748) $        --        $(512,216)
                                      -----------   ----------  ---------   ----------  -----------   ----------        ----------

   Reverse Split                      (99,000,000)    (99,000)     99,000           --          --            --               --

   Stock based consultant fee                  --          --          --      150,000          --            --          150,000

   Issuance for consulting services     2,185,000       2,185     260,015           --          --            --          262,200

   Issuance of shares in lieu of
   Management fee                       3,000,000       3,000     297,000           --          --            --          300,000

   Net loss                                    --          --          --           --     (755,202)          --         (755,202)
                                      -----------   ----------  ---------   ----------  ------------------------        ---------
Balance December 31, 2006               6,185,000   $   6,185  $1,288,547   $       --  $(1,849,950) $        --        $(555,218)
                                      ===========   ==========  ==========  ==========  ============  ==========        ==========

   Effect of reverse merger of         19,000,000      19,000   3,991,303           --      867,046           --        4,877,349
   under common control

   Stock options                               --          --      91,208           --           --           --           91,208

   Contribution of capital (GSCT)              --          --     585,156           --           --           --          585,156

   Contribution of capital (GSHF)              --          --     576,397           --           --           --          576,397

   Stock based consultant fee           1,000,000       1,000      99,000           --           --           --          100,000

   Accumulated other comprehensive income      --          --          --           --           --       10,181           10,181

   Net earnings                                --          --          --           --       64,843           --           64,843
                                      -----------   ----------  ---------   ----------   ----------    ----------       ---------
   Balance December 31, 2007           26,185,000   $   26,185  $6,631,611   $      --    $(918,061)  $   10,181       $5,749,916
                                      ===========   ==========  ==========  ==========   ==========   ===========      ==========




            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.


                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                 12/31/07        12/31/06
                                                             ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ........................................   $    64,843    $  (466,187)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:

   Depreciation and amortization .........................       284,268        233,347
   Change in allowance for doubtful accounts .............       (16,205)       (10,935)
   Unrealized gain on investment .........................        10,181           --
   Deferred taxes ........................................       (73,365)       (17,538)
   Stock based compensation ..............................       377,208        150,000
   Stock issued for services - consulting ................          --          262,200
   Change in fair value of derivative instruments ........          --         (101,423)
   Gain (loss) on equipment disposal .....................       (20,245)        30,688

Changes in assets and liabilities
   Accounts receivable ...................................      (370,141)        16,967
   Accounts payable ......................................       259,164       (228,135)
   Accrued expenses ......................................      (150,941)          (930)
   Prepaid expenses ......................................           987        111,965
   Income tax payable ....................................        49,400          9,875
   Deposits ..............................................       (14,859)           202
                                                             -----------    -----------
       Net cash provided by (used in) operating activities       400,295         (9,904)
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash paid for acquisition .............................      (447,843)          --
   Note receivable affiliate .............................      (350,000)          --
   Proceeds from sale of fixed assets ....................          --           28,000
   Purchase of property, plant and equipment .............      (213,908)       (47,123)
                                                             -----------    -----------
       Net cash used in investing activities .............    (1,011,751)       (19,123)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from line of credit ..........................       947,341           --
   Repayments Line of Credit .............................      (200,000)          --
   Repayment of long-term debt ...........................      (159,620)      (151,524)
   Payment of term financing .............................          --         (100,000)
   Loan due to affiliate .................................          --          182,476
                                                             -----------    -----------
       Net cash provided by (used in) financing activities       587,721        (69,048)
                                                             -----------    -----------

Decrease in cash .........................................       (23,735)       (98,075)

Cash at beginning of period ..............................       265,307        363,382
                                                             -----------    -----------

Cash at end of period ....................................   $   241,572    $   265,307
                                                             ===========    ===========




            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS





                                   APPENDIX B:


                        Unaudited Pro Forma Balance Sheet
                                       of
                             GS EnviroServices, Inc.

                                GS ENVIROSERVICES
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2007

The following unaudited pro forma balance sheet gives effect, as if they happened on December 31, 2007, to the following events that occurred after December 31, 2007:

     o The issuance to YA Global Investments, LP ("YAGI") of a $2 million convertible debenture in order to redeem shares of GS EnviroServices common stock owned by GreenShift Corporation;
     o    The issuance of 2,000,000 shares of common stock to YAGI;
     o The payment of $1,000,000 in partial satisfaction of the debenture issued to YAGI; and
     o    The sale of $800,000 of convertible debentures to related parties.

The following unaudited pro forma balance sheet also gives effect, as if they happened on December 31, 2007, to the following events that will occur no less than 20 days after this Information Statement is mailed to the shareholders of GS EnviroServices, Inc.:

     o The sale by GS EnviroServices to Triumvirate of substantially all of its assets;
     o    The payment of $200,000 to YAGI to redeem 2,000,000 common shares;
     o    The payment of $1,000,000 to satisfy the YAGI debenture;
     o    The  payment  of  $1,000,000  to  YAGI  to  obtain   release  from  GS
          EnviroServices guarantee of affiliate debt; and
     o    The satisfaction of the $800,000 in related party debentures.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma balance sheet. However, the unaudited pro forma balance sheet may not be indicative of the financial position that the Company would have enjoyed if the events had actually occurred on December 31, 2007, and may also no be an accurate reflection of the financial position that the Company will enjoy when the Transaction is completed.


                                GS ENVIROSERVICES
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2007

                                                                     GS
                                                               EnviroServices                               Pro Forma
                                                                 Historical         Pro Forma                Balance
                                                                Balance Sheet      Adjustments     Notes      Sheet
     ----------------------------------------------------- -- ------------------ ---------------- -------- -------------
     ASSETS:
     Current assets
        Cash                                                        $   241,572      $   800,000    (a)       $ 892,659
                                                                             --        (800,000)    (c)              --
                                                                             --        5,000,000    (g)              --
                                                                             --      (4,107,341)    (g)              --
                                                                             --        (241,572)    (g)              --

        Accounts receivable, net                                      2,556,696      (2,556,696)    (g)              --
        Loan Due from affiliate                                         351,480               --                351,480
        Deferred taxes                                                   79,647         (48,636)    (g)          31,011
        Prepaid expenses and other current assets                        59,432          (5,100)    (g)          54,332
                                                              ------------------ ---------------- -------- -------------
             Total current assets                                      3,288,827      (1,959,345)              1,329,482

        Property and equipment, net                                   1,443,292      (1,443,292)    (g)              --

        Other Assets:
        Deposits                                                        119,156        (119,156)    (g)              --
        Permits, net                                                    167,410        (167,410)    (g)              --
        Other assets                                                     97,222         (97,222)    (g)              --
        Deferred taxes                                                   11,256         (11,256)    (g)              --
        Goodwill                                                      4,431,319      (4,431,319)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total other assets                                            4,826,363      (4,803,384)                     --

            Total assets                                           $  9,558,482   $  (8,229,000)     --      $ 1,329,482
                                                              ================== ================ ======== =============

     LIABILITIES:
     Current Liabilities:
        Accounts Payable                                           $  1,831,988    $ (1,785,955)    (g)       $  46,033
        Income tax payable                                               69,788         (69,788)    (g)              --
        Accrued Expenses                                                387,510        (326,593)    (g)          60,917
        Accrued stock based compensation                                286,000               --                286,000
        Convertible debentures - related party and other                     --          800,000    (a)              --
                                                                             --        (200,000)    (e)              --
                                                                             --          200,000    (f)              --
                                                                             --        (800,000)    (g)              --

        Convertible Debenture YAGI                                           --        2,000,000    (b)              --
                                                                             --      (1,000,000)    (c)              --
                                                                             --        1,200,000    (d)              --
                                                                             --      (2,200,000)    (g)              --


                                                                     GS
                                                               EnviroServices                               Pro Forma
                                                                 Historical         Pro Forma                Balance
                                                                Balance Sheet      Adjustments     Notes      Sheet
        -------------------------------------------------- -- ------------------ ---------------- -------- -------------
        Line of credit                                                  747,341          200,000    (c)              --
                                                                             --        (947,341)    (g)              --

        Current maturities of long term debt                            179,936        (179,936)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total current liabilities                                     3,502,563      (3,109,613)                392,950

        Long term debt, net of current maturities                       306,003        (306,003)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total liabilities                                             3,808,566      (3,415,616)                392,950

     STOCKHOLDERS' EQUITY:
        Common Stock                                                     26,185            2,000    (h)          26,185
                                                                                         (2,000)    (i)

        Treasury stock                                                       --        (786,000)    (b)     (1,350,000)
                                                                             --        (564,000)    (d)              --
                                                                             --          393,000    (e)              --
                                                                             --        (393,000)    (f)              --

        Additional paid in capital                                    6,631,611          138,000    (h)       6,631,611

(138,000) (i)

        Unrealized gain on investment                                    10,181         (10,181)                     --

        Retained Deficit                                              (918,061)      (1,214,000)    (b)     (4,371,264)
                                                                             --        (636,000)    (d)              --
                                                                             --        (193,000)    (e)              --
                                                                             --          193,000    (f)              --
                                                                             --      (1,603,203)    (g)              --

                                                                                         (140,000)
                                                                                         (h)
                                                                                         140,000
                                                                                         (i)
                                                              ------------------ ---------------- -------- -------------
        Total stockholders' equity                                    5,749,916      (4,813,384)                936,553
                                                              ------------------ ---------------- -------- -------------


TOTAL LIABILITES & STOCKHOLDERS EQUITY                             $  9,558,482   $  (8,229,000)            $ 1,329,482
                                                              ================== ================ ======== =============

(a)      Related party and investor convertible debentures
(b)      YA Global Investments, LP ("YAGI") $2.0 million convertible debenture
(c)      $1.0 million payment to YAGI
(d)      YAGI $1.2 million side letter agreement
(e)      Related party conversion of convertible debenture
(f)      Rescinded related party conversion of convertible debenture
(g)      Sale of subsidiaries and allocation of proceeds
(h)      YAGI issuance of 2.0 million shares of common stock
(i)      YAGI return of 2.0 million shares of common stock